Exhibit 3.107

FORM B C A-47

BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY THE

INSTRUCTIONS ON THE BACK THEREOF.

(THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF ILLINOIS,	}	ss	(Do not write in this space)
Date Paid
COOK COUNTY			Initial License Fees	$
			Franchise Tax	$
TO MICHAEL J. HOWLETT, Secretary of State			Filing Fee	$
The undersigned,			Clerk	$

5777 16
Name	Number	Street	Address City	State
Arvin H. Kash	500	N. Orleans	Chicago,	Illinois, 60610

being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:

ARTICLE ONE

The name of the corporation hereby incorporated is: CAMBRIDGE GROUP, INC.

ARTICLE TWO

The address of its initial registered office in the State of Illinois is: One IBM Plaza, Suite 3000,         Street, in the     City     of     Chicago     (    (60611) County of     COOK     and the name of its initial Registered Agent at said address is:     Sheldon P. Migdal

ARTICLE THREE

The duration of the corporation is:	Perpetual

Secretary of State

ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To develop and sell sales incentive programs to businesses, which programs will be designed to induce and promote purchases and sales of goods and services.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade marks and trade names, relating to or useful in connection with any business of this corporation.

In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Illinois upon corporations formed under the Business Corporation Act of the State of Illinois, and to do any or all of the things hereinbefore set forth.

ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is     10,000    , divided into     one     classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

Class	Series (If any)	Number of Shares	Par value per share or statement that shares are without par value
Common	None	10,000	Shares are without par value

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are: Shares of the common capital stock of this corporation shall be issued pursuant to the following Plan, which is intended to qualify said shares as “Section 1244 stock” within the meaning of Section 1244 of the Internal Revenue Code of 1954, as amended:

(1) The corporation is authorized to offer and issue 10,000 shares of common stock, no par value, and all of said stock shall be issued subsequent to the date the Plan becomes effective. The corporation shall offer and issue such 10,000 shares of common stock for 24 months subsequent to the date of the filing of the Articles of Incorporation of this corporation with the Secretary of State or to the date when the corporation shall make a subsequent offering of any stock or, to the date when the Board of Directors of the corporation shall terminate and withdraw this offering of stock, whichever event shall first occur.

(2) During such period as set forth in Paragraph (1) above, the corporation shall offer and issue only such common stock.

(3) The maximum amount to be received by the corporation in consideration of the stock to be issued pursuant to the Plan shall be $200,000.00.

(4) Such common stock shall be issued only for mom and other property (other than stock or securities).

(5) The Plan shall be ratified by the Board of Directors at its first meeting.

2

(6) Such other action shall be taken by the corporation as shall qualify the stock offered and issued under the Plan as “Section 1244 Stock”, as such term is defined in the Internal Revenue Code of 1954, as amended, and the regulations issued thereunder.

ARTICLE SIX

The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

Class of shares	Number of shares	Total consideration to be received therefor:
			$8,000.00
Common	1,000	$

ARTICLE SEVEN

The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

ARTICLE EIGHT

The number of directors to be elected at the first meeting of the shareholders is:	3

ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $             .

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $

PARAGRAPH 3: It is estimated that the gross-amount of business which will be transacted by the corporation during the following year will be $

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $

NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus; then the information called for in Article Nine need not be stated.

3

NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS	)
	)	ss.
COOK County	)

I, Kathleen Tapio, A Notary Public, do hereby certify that on the 14th day of August 1975 ARVIN H. KASH personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS, WHEREOF, I have hereunto set my hand and seal the day and year above written.

NOTARIAL SEAL
Notary Public

4

File Number 5072-251-1

State of Illinois

Office of

The Secretary of State

Whereas, ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF CAMBRIDGE GROUP, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, Thereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this 8th day of February A.D. 1989 and of the Independence of the United States the two hundred and 13th.

Secretary of State

ARTICLES OF AMENDMENT

Pursuant to the provisions of “The Business Corporation Act of 1983”, the undersigned corporation hereby adopts these Articles of Amendment to Its Articles of Incorporation.

ARTICLE ONE	The name of the corporation is Cambridge Group, Inc. (Note 1)

ARTICLE TWO	The following amendment of the Articles of Incorporation was adopted on January 17, 1989 in the manner indicated below. (“X” one box only.)

	☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.0, the corporation having issued no shares as of the time of adoption of this amendment; (Note 2)

	☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment; (Note 3)

	☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duty adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment; (Note 4)

	☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duty adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice In accordance with Section 7.10; (Note 4)

	☒	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors have been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment. (Note 4)

(INSERT AMENDMENT)

(Any article being amended is required to be set forth in its entirety.) (Suggested language for an amendment to change the corporate name is RESOLVED, that the Articles of Incorporation be amended to read as follows)

RESOLVED, that the Articles of Incorporation be, and they hereby are, amended to read as follows:

The name of the Corporation is The Cambridge Group, Inc.
(NEW NAME)

All changes other than name, include on page 2

(over)

Resolution

N/A

2

ARTICLE THREE	The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No Change”)

N/A

ARTICLE FOUR	(a) The manner in which said amendment effects a change in the amount of paid-in capital* is as follows: (If not applicable, Insert “No change”)

N/A

(b) The amount of paid-in capital* as changed by this amendment is as follows: (If not applicable, insert “No change”)

N/A

	Before Amendment	After Amendment
Paid-In Capital	$	$

The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated January 17, 1989		Cambridge Group, Inc.
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary of Assistant Secretary)	(Signature of President or Vice President)

	Charles H. Perlman, Secretary	Arvin H. Kash, President
	(Type or Print Name and Title)	(Type or Print Name and Title)

*	“Paid-in Capital” replace the terms Stated Capital & Paid-it Surplus and is equal to the total of these accounts.

3

ARTICLES OF MERGER

CONSOLIDATION OR EXCHANGE

1.	Names of the corporations proposing to merge, and the state of country of their incorporation:

Name of Corporation	State or Country of Incorporation

THE CAMBRIDGE GROUP, INC.	Illinois 5072-251-1

CAMBRIDGE QUALITATIVE, INC.	Illinois 5180-107-5

2.	The laws of the state or country under which each corporation is incorporated permit such merger, consolidation or exchange.

3.	(a)	Name of the surviving corporation:	THE CAMBRIDGE GROUP, INC.

	(b)	it shall be governed by the laws of:	ILLINOIS

4.	Plan of merger is as follows:

If not sufficient space to cover this point, add one or more sheets of this size.

See Plan of merger attached hereto as Exhibit A.

5.	Plan of merger was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

(The following items are not applicable to mergers under §11.30 -90% owned subsidiary provisions. See Article 7.)

(Only “X” one box for each corporation)

Name of Corporation	By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the articles of incorporation voted in favor of the action taken. (§ 11.20)	By written consent of the shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with § 7.10 (§ 11.220)	By written consent of ALL the shareholders entitled to vote on the action, in accordance with §7.10&§1120

	☐	☐	☐

☐	☐	☐

☐	☐	☐

☐	☐	☐

☐	☐	☐

6.	(Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

	a.	The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

	b.	The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

	c.	The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of “The Business Corporation Act of 1983” of the State of Illinois with respect to the rights of dissenting shareholders.

7.	(Complete this item if reporting a merger under § 11.30-90% owned subsidiary provisions.)

	a.	The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation
CAMBRIDGE QUALITATIVE, INC.	100 Common	100 Common

b.	The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was , 19 .

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received? ☒ Yes ☐ No

2

(If the answer is “No,” the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8.	The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated January 30, 1991		THE CAMBRIDGE GROUP, INC.
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)	(Signature of President or Vice President)

	Lawrence Burns, Assistant Secretary	Arvin H. Kash, President
	(Type or Print Name and Title)	(Type or Print Name and Title)

Dated January 30, 1991		THE CAMBRIDGE GROUP, INC.
(Exact Names of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)	(Signature of President or Vice President)

	Lawrence Burns, Assistant Secretary	Arvin H. Kash, President
	(Type or Print Name and Title)	(Type or Print Name and Title)

Dated , 19
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)	(Signature of President or Vice President)

	(Type or Print Name and Title)	(Type or Print Name and Title)

3

PLAN OF MERGER

THIS PLAN OF MERGER is made as of December 26, 1991 by and between THE CAMBRIDGE GROUP, INC., an Illinois corporation (“Cambridge”), and CAMBRIDGE QUALITATIVE, INC., an Illinois corporation (“Qualitative”). Cambridge and Qualitative shall sometimes be referred to herein as the “Constituent Corporations.”

RECITALS:

A. The total number of authorized shares of Cambridge is 10,000 common shares, no par value, of which 1000 shares are now issued and outstanding.

B. The total number of authorized shares of Qualitative is 1,000 common shares, no par value, of which 100 shares are now issued and outstanding.

C. Cambridge owns all of the issued and outstanding shares of Qualitative.

CLAUSES:

In consideration of the premises and the mutual agreement of the parties, and pursuant to the provisions of the Illinois Business Corporation Act, as amended (“BCA”), the parties hereby adopt and execute the following Plan of Merger:

ARTICLE I

MERGER OF THE CONSTITUENT CORPORATIONS

1.1 The Merger. In accordance with the relevant provisions of the BCA, Qualitative shall be merged with and into Cambridge. Following the merger, Cambridge shall continue to be governed by the BCA and, as the surviving corporation (sometimes referred to herein as the “Surviving Corporation”), the separate corporate existence of Cambridge with all of its rights, privileges, powers and franchises shall continue unaffected by the merger. As the Surviving Corporation, Cambridge shall succeed to all rights, assets, liabilities and obligations of Qualitative, all in accordance with the BCA and this Plan of Merger. The separate existence and corporate organization of Qualitative shall cease at the Effective Time (hereinafter defined) of the merger and thereafter Cambridge shall continue as the Surviving Corporation.

1.2 Effective Time. The effective time of the merger shall be the close of business on December 31, 1991 (“Effective Time”).

EXHIBIT A

1.3 Approval. The Plan of Merger has been approved by the Board of Directors and the shareholders entitled to vote thereon of each of the Constituent Corporations in the manner provided by the BCA.

ARTICLE II

GOVERNING PROVISIONS

2.1 Articles of Incorporation. The Articles of Incorporation of Cambridge, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation.

2.2 By-Laws. The By-Laws of Cambridge, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

2.3 Officers and Directors. The officers and directors of Cambridge, immediately prior to the Effective Time, shall, from and after the Effective Time, be the officers and directors of the Surviving Corporation, until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s Articles of Incorporation and By-Laws.

ARTICLE III

CONVERSION OR CANCELLATION OF SHARES

3.1 Cambridge Shares. Each share of stock of Cambridge issued and/or authorized as of the Effective Time shall, without further action, become the issued and authorized stock of the Surviving Corporation, without the authorization or issuance of new shares.

3.2 Qualitative. Each share of authorized and issued common stock of Qualitative, and all rights in respect thereof, shall be cancelled as of the Effective Time, and the certificate representing such shares shall be surrendered and cancelled.

ARTICLE IV

GENERAL

4.1 Authorization. The Boards of Directors and the proper officers of the Constituent Corporations have been authorized, empowered and directed to take all steps and do all acts and things, including the execution and delivery of documents, and to take such further actions as they shall deem necessary or appropriate to carry out the purposes and intent of this Plan of Merger.

2

4.2 Expenses. Cambridge, as the Surviving Corporation, shall pay all expenses of carrying this Plan of Merger into effect and of accomplishing this merger.

THE CAMBRIDGE GROUP, INC., an Illinois corporation

By:
Arvin H. Kash, President

ATTEST:

Lawrence Burns
Assistant Secretary

CAMBRIDGE QUALITATIVE, INC., an Illinois corporation

By:
Arvin H. Kash, President

ATTEST:

Lawrence Burns
Assistant Secretary

3

ARTICLES OF AMENDMENT

1. CORPORATE NAME:	THE CAMBRIDGE GROUP, INC.

2. MANNER OF ADOPTION AND TEXT OF AMENDMENT:

The following amendment of the Articles of Incorporation was adopted on December 17, 1992 in the manner indicated below. (“X” one box only)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected; or by a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of voles required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Note 4)

☒	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 4)

When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

Article I: The name of the corporation is:

(NEW NAME)

EXHIBIT A

Text of Amendment

(Any article being amended is required to be set forth in its entirety)

NOW THEREFORE, BE IT RESOLVED, that Article FIVE of the Corporation’s Articles of Incorporation be and it is hereby amended to read as follows:

FIVE. The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) shares of Common Stock, no par value per share.

3.	The manner in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert “No change”)

No Change

4.	(a) The manner in which said amendment effects a change In the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert “No change”)

No Change

(b)	The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”)

No Change

	Before Amendment	After Amendment
Paid-In Capital	$	$

(Complete either Item 5 or 6 below)

5.	The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated December 30, 1992		THE CAMBRIDGE GROUP, INC.
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)	(Signature of President or Vice President)

	Kevin F. Bowen, Secretary	Arvin H. Kash, President
	(Type or Print Name and Title)	(Type or Print Name and Title)

6.	If amendment is authorized by the incorporators, the incorporators must sign below.

OR

If amendment is authorized by the directors and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated                                                  , 19

NOTES and INSTRUCTIONS

NOTE 1:	State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2:	Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected. (§ 10.10)

NOTE 3:	Directors may adopt amendments without shareholder approval in only six instances, as follows:

(a) to remove the names and addresses of directors named in the articles of incorporation;

(b) to remove the name and address of the initial registered agent and registered office, provided a statement pursuant to § 5.10 is also filed;

(c) to split the issued whole shares and unissued authorized shares by multiplying them by a whole number, so long as no class or series is adversely affected thereby;

(d) to change the corporate name by substituting the word “corporation”, “incorporated”, “company”, “limited”, or the abbreviation “corp.”, “inc.”, “co.”, or “ltd.” for a similar word or abbreviation in the name, or by adding a geographical attribution to the name;

(e) to reduce the authorized shares of any class pursuant to a cancellation statement filed in accordance with § 9.05,

(f) to restate the articles of incorporation as currently amended. (§ 10.15)

NOTE 4:	All amendments not adopted under § 10.10 or § 10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least  2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a  2/3 vote within each class is required).

The articles of incorporation may supercede the  2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.                                                                                               (§ 10.20)

NOTE 5:	When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment. (§§ 7.10 & 10.20)

The filing fee for articles of amendment - $25.00

The filing fee for restated articles - $100.00.

ARTICLES OF MERGER

CONSOLIDATION OR EXCHANGE

1.	Names of the corporations proposing to merge, and the state of country of their incorporation:

Name of Corporation	State or Country of Incorporation

The Cambridge Group, Inc.	Illinois 5072-251-1

Cambridge Group East, Ltd.	Illinois 5666-588-9

2.	The laws of the state or country under which each corporation is incorporated permit such merger, consolidation or exchange.

3.	(a)	Name of the surviving corporation:	The Cambridge Group, Inc.

	(b)	it shall be governed by the laws of:	Illinois

4.	Plan of merger is as follows:

If not sufficient space to cover this point, add one or more sheets of this size.

See Exhibit A attached hereto and made a part hereof.

5.	Plan of merger was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

(The following items are not applicable to mergers under §11.30 -90% owned subsidiary provisions. See Article 7.)

(Only “X” one box for each corporation)

Name of Corporation	By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the articles of incorporation voted in favor of the action taken. (§ 11.20)	By written consent of the shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with § 7.10 (§ 11.220)	By written consent of ALL the shareholders entitled to vote on the action, in accordance with §7.10&§11.20

The Cambridge Group, Inc.	☐	☐	☒

Cambridge Group East, Ltd.	☐	☐	☒

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

6.	(Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

	a.	The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

	b.	The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

	c.	The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of “The Business Corporation Act of 1983” of the State of Illinois with respect to the rights of dissenting shareholders.

7.	(Complete this item if reporting a merger under § 11.30-90% owned subsidiary provisions.)

	a.	The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation

b.	(Not applicable to 100% owned subsidiaries) The date of mailing a copy of the plan of merger and notice of the right to dissent to the shareholders of each merging subsidiary corporation was , 19 .

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received? ☐ Yes ☐ No

2

(If the answer is “No,” the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8.	The undersigned corporation has caused these articles to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated January 2, 1995		The Cambridge Group, Inc.
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Kevin F. Bowen, Secretary		Arvin H. Kash, President
	(Type or Print Name and Title)		(Type or Print Name and Title)

Dated January 2, 1995		Cambridge Group East, Ltd.
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Kevin F. Bowen, Asst. Secretary		Arvin H. Kash, President
	(Type or Print Name and Title)		(Type or Print Name and Title)

Dated , 19
(Exact Names of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	(Type or Print Name and Title)		(Type or Print Name and Title)

3

Plan of Merger (“Plan”)

between Cambridge Group East, Ltd., an Illinois corporation (the

“Merged Corporation”), and The Cambridge Group, Inc.,

an Illinois corporation (the “Surviving Corporation”)

(both of said corporations are sometimes referred to

jointly as the “Constituent Corporations”)

ARTICLE I

1.1 The respective Boards of Directors of the Constituent Corporations deem it advisable for (a) Cambridge Group East, Ltd., to merge with and into The Cambridge Group, Inc. and (b) The Cambridge Group, Inc. to be the Surviving Corporation.

1.2 Cambridge Group, East, Ltd. is authorized to issue Two Hundred Thousand (200,000) shares of Common Stock, no par value per share, of which One Hundred Twenty Thousand Four Hundred Twenty Four (120,424) are issued and outstanding.

1.3 The Cambridge Group is authorized to issue One Million (1,000,000) shares of Common Stock, no par value per share, of which Five Hundred Ninety Three Thousand (593,000 are issued and outstanding.

1.4 The registered office of Cambridge Group East, Ltd. in the State of Illinois is located at 200 N. LaSalle Street, Suite 2100, City of Chicago, State of Illinois 60601, County of Cook, and the name of the registered agent of said corporation at said address is Howard M. Denenberg. The registered office of The Cambridge Group, Inc. in the State of Illinois is located at 333 W. Wacker Drive, Suite 2700, City of Chicago, State of Illinois 60606, County of Cook, and the name of the registered agent of said corporation at said address is Charles H. Perlman.

ARTICLE II

At the Effective Time of the Merger (as defined in Article VII below):

2.1 In accordance with the applicable provisions of the Illinois Business Corporation Act of 1983, as amended (the “Act”), Cambridge Group East, Ltd. shall be merged with and into The Cambridge Group, Inc., which shall be the Surviving Corporation (such merger shall sometimes be called the “Merger”).

2.2 The separate existence of the Merged Corporation shall cease, and the Surviving Corporation shall have all the rights, privileges, immunities and powers and be subject to all the duties and liabilities of a corporation organized under the Act.

2.3 The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises as of a public or private nature, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other causes in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in or shall continue to be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

2.4 The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the-Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of any of the Constituent Corporations shall be impaired by the Merger.

ARTICLE III

3.1 The Articles of Incorporation of the Surviving Corporation as existing and constituted immediately prior to the Effective Time of the Merger shall continue to be and constitute the Articles of Incorporation of the Surviving Corporation.

3.2 The By-Laws of the Surviving Corporation as existing and constituted immediately prior to the Effective Time of the Merger shall continue to be and constitute the By-Laws of the Surviving Corporation.

3.3 The Directors of the Surviving Corporation immediately prior to the Effective Time of the Merger shall continue to be and constitute the Directors of the Surviving Corporation.

3.4 The Officers of the Surviving Corporation immediately prior to the Effective Time of the Merger shall continue to be and constitute the Officers of the Surviving Corporation.

ARTICLE IV

4.1 The mode of carrying the Merger into effect is as follows:

(a) Each share of Common Stock of the Merged Corporation issued and outstanding at the Effective Time shall be cancelled and shall be converted into 1.132 shares of Common Stock of the Surviving Corporation.

(b) Each share of Common Stock of the Surviving Corporation issued and outstanding at the Effective Time shall remain issued and outstanding and no additional shares of Common Stock shall be issued.

ARTICLE V

The Surviving Corporation shall pay all expenses of carrying this Plan into effect and of accomplishing the Merger.

ARTICLE VI

If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Merged Corporation, the proper officers and directors of the Merged Corporation shall execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan.

ARTICLE VII

The Merger shall be effected by the filing of Articles of Merger with the Illinois Secretary of State after satisfaction of the requirements of the Act. The Effective Time of the Merger shall be January 3, 1995.

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STATEMENT OF CORRECTION

1.	CORPORATE NAME:	The Cambridge Group, Inc.

2.	STATE OR COUNTRY OF INCORPORATION:	Illinois

3.	Title of document to be corrected:	Articles of Merger Consolidation or Exchange

4.	Date erroneous document was filed by Secretary of State:	1/3/95

5.	Inaccuracy, error or defect:
(Briefly identify the error and explain how it occurred. Use reverse side or add one or more sheets of this size if necessary.)

Article I, Paragraph 1.3 of the Plan of Merger contains a misstatement of fact resulting from human error in that the number of shares of The Cambridge Group, Inc. reported as issued and outstanding is incorrect.

6.	Corrected portion(s) of the document in corrected form: (lf there is not sufficient space to cover this point, use reverse side or add one or more sheets of this size.)

See Exhibit A attached hereto and made a part hereof.

7.	The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated February 28, 1995		The Cambridge Group, Inc.
(Exact Names of Corporation)

Attested by		by
	(Signature of Secretary or Assistant Secretary)	(Signature of President or Vice President)

	Kevin F. Bowen, Secretary	Arvin H. Kash, President
	(Type or Print Name and Title)	(Type or Print Name and Title)

EXHIBIT A

TO

STATEMENT OF CORRECTION

OF

THE CAMBRIDGE GROUP, INC.

1.3 The Cambridge Group, Inc. is authorized to issue One Million (1,000,000) shares of Common Stock, no par value per share, of which Six Hundred Sixty One Thousand (661,000) are issued and outstanding.

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FORM BCA 5.10/5.20 (rev. Dec. 2003)

STATEMENT OF CHANGE OF

REGISTERED AGENT AND/OR

REGISTERED OFFICE

Business Corporation Act

Jesse White, Secretary of State

Department of Business Services

Springfield, IL 62756

217-782-3647

www.cyberdriveillinois.com

Remit payment in the form of a

check or money order payable

to Secretary of State.

1.	Corporate Name:	THE CAMBRIDGE GROUP, INC.

2.	State or Country of Incorporation:	ILLINOIS

3.	Name and Address of Registered Agent and Registered Office as they appear on the records of the Office of the Secretary of State (before change):

Registered Agent	HOWARD	DENENBERG

	First Name	Middle Name	Last Name

	Registered Office	200 NORTH LASALLE STREET, SUITE 2100
		Number	Street	Suite No. (P.O. Box alone is unacceptable)
		CHICAGO	60601	COOK

		City	ZIP Code	County

4.	Name and Address of Registered Agent and Registered Office shall be (after all changes herein reported):

Registered Agent	HOWARD	DENENBERG

	First Name	Middle Name	Last Name

	Registered Office	191 NORTH WACKER DRIVE, SUITE 1800
		Number	Street	Suite No. (P.O. Box alone is unacceptable)
		CHICAGO	60606	COOK

		City	ZIP Code	County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)

a.	☐	Resolution duly adopted by the board of directors.	(Note 5)
b.	☒	Action of the registered agent.	(Note 6)

SEE REVERSE FOR SIGNATURE(S).

7.	If authorized by the beard of directors, sign here. See Note 5 below.

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true and correct.

Dated	,
	Month & Day Year	Exact Name of Corporation

Any Authorized Officer’s Signature

Name and Title (type or print)

If change of registered office by registered agent, sign here. See Note 6 below.

The undersigned, under penalties of perjury, affirms that the facts stated herein are true and correct.

Dated February 6, , 2006
Month & Day Year	Signature of Registered Agent of Record

Name (type or print)
if Registered Agent is a corporation,
Name and Title of officer who is signing on its behalf.

NOTES

1.	The registered office may, but need not be, the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address (P.O. Box alone is unacceptable).

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, the corporation must file with the Recorder of Deeds of the new county a certified copy of the Articles of Incorporation and a certified copy of the Statement of Change of Registered Office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he/she is a registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

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